Exhibit 10.1

AMENDMENT NO. 1 TO THE

LOAN AGREEMENT

Dated as of April 2, 2021

AMENDMENT NO. 1 TO THE LOAN AGREEMENT (this “Amendment”) among GATX CORPORATION, a New York corporation (the “Borrower”), the banks, financial institutions and other institutional lenders parties to the Loan Agreement referred to below (collectively, the “Lenders”) and BANK OF AMERICA, N.A., as administrative agent (the “Agent”) for the Lenders.

PRELIMINARY STATEMENTS:

(1)    The Borrower, the Lenders and the Agent have entered into a Delayed Draw Term Loan Agreement dated as of December 14, 2020 (the “Loan Agreement”). Capitalized terms used but not otherwise defined in this Amendment shall have the same meanings as specified in the Loan Agreement.

(2)    The Borrower and the Lenders have agreed to amend the Loan Agreement as hereinafter set forth.

SECTION 1.    Amendments to Loan Agreement. The definition of “Applicable Margin” in Section 1.01 of the Loan Agreement is, effective as of the date hereof subject to the satisfaction of the conditions precedent set forth in Section 2, hereby amended in full to read as follows:

“Applicable Margin” means, as of any date, a percentage per annum determined by reference to the Public Debt Rating in effect on such date as set forth below:

Public Debt Rating S&P/Moody’s	Applicable Margin for Eurodollar Rate Advances	Applicable Margin for Base Rate Advances
Level 1 A-/ A3 or above	0.625%	0.000%
Level 2 BBB+ / Baa1	0.750%	0.000%
Level 3 BBB / Baa2	0.875%	0.000%
Level 4 BBB- / Baa3	1.125%	0.125%
Level 5 Lower than Level 4	1.375%	0.375%

SECTION 2.    Conditions of Effectiveness. This Amendment shall become effective as of the date first above written when, and only when (a) the Agent shall have received counterparts of this Amendment executed by the Borrower and all of the Lenders and (b) the Borrower shall have reduced the aggregate outstanding principal amount of the Advances to $250,000,000 or less. This Amendment is subject to the provisions of Section 8.01 of the Loan Agreement.

SECTION 3.    Representations and Warranties of the Borrower. The Borrower represents and warrants as of the date hereof as follows:

(a)    The execution, delivery and performance of this Amendment and the Loan Agreement, as amended hereby, are within its corporate or other similar organization powers, have been duly authorized by all necessary corporate or other similar organization action, and do not contravene (i) its charter, by-laws or other organizational documents or (ii) any law or material contractual restriction binding on or affecting the Borrower.

(b)    No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or any other third party is required for the due execution, delivery and performance by the Borrower of this Amendment, except for any such authorizations, approvals, actions, notices or filings as have already been made or obtained and are in full force and effect.

(c)    This Amendment has been duly executed and delivered by the Borrower and the Loan Agreement, as amended hereby, constitutes a legal, valid and binding obligation of the Borrower, enforceable against it in accordance with its terms.

(d)    The representations and warranties made by the Borrower contained in Article IV of the Loan Agreement (other than the representations set forth in subsection (d)(ii) thereof and in subsection (f) thereof) are true and correct in all material respects with the same effect as if made on and as of the date hereof, except to the extent such representation or warranty related to a specific earlier date, in which case such representation or warranty shall have been true and correct as of such earlier date.

(e)    No event has occurred and is continuing that constitutes a Default.

SECTION 4.    Reference to and Effect on the Loan Agreement and the Notes. (a) On and after the effectiveness of the amendments contemplated in Section 1, each reference in the Loan Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Loan Agreement, and each reference in the Notes to “the Loan Agreement”, “thereunder”, “thereof” or words of like import referring to the Loan Agreement, shall mean and be a reference to the Loan Agreement as amended by this Amendment.

(b)    The Notes and the Loan Agreement, as specifically amended by this Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.

(c)    The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Agent under the Loan Agreement, nor constitute a waiver of any provision of the Loan Agreement.

SECTION 5.    Costs and Expenses. The Borrower agrees to pay on demand all reasonable costs and expenses of the Agent (supported by invoices) in connection with the preparation, execution, delivery, administration, modification and amendment of the Loan Agreement and the other instruments and documents to be delivered hereunder (including, without limitation, the reasonable fees and expenses of counsel for the Agent) in accordance with the terms of Section 8.04 of the Loan Agreement.

SECTION 6.    Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment. The words “execution,” “signed,” “signature,” and words of like import in this Amendment shall be deemed to include electronic signatures or electronic records, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act. A set of the copies of this Amendment signed by all the parties shall be lodged with the Agent. Each party hereto agrees to provide an originally executed signature page of this Amendment to, and upon the reasonable request of, any other party hereto.

SECTION 7.    Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

GATX CORPORATION

By	/s/ Jennifer Van Aken
Name: Jennifer Van Aken
Title: SVP, Treasurer + CRO

BANK OF AMERICA, N.A., as Agent

By	/s/ Joan Mok
Name: Joan Mok
Title: Vice President

Consent to the forgoing Amendment:

Bank of America N.A.

By	/s/ Adrian Plummer
	Name:	Adrian Plummer
	Title:	Vice President

Consent to the forgoing Amendment:

PNC BANK, NATIONAL ASSOCIATION

By	/s/ Samreen Fatima
	Name:	Samreen Fatima
	Title:	Assistant Vice President

Consent to the forgoing Amendment:

U.S. BANK NATIONAL ASSOCIATION, as a Lender

By	/s/ Peter I. Bystol
	Name:	Peter I. Bystol
	Title:	Senior Vice President

Consent to the forgoing Amendment:

BMO Harris Bank N.A.

By	/s/ William Thomson
	Name:	William Thomson
	Title:	Managing Director

Consent to the forgoing Amendment:

Fifth Third Bank, National Association

By	/s/ Ann Kyne
	Name:	Ann Kyne
	Title:	Assistant Vice President

Consent to the forgoing Amendment:

KEYBANK NATIONAL ASSOCIATION

By	/s/ Tad L. Stainbrook
	Name:	Tad L. Stainbrook
	Title:	Vice President

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